Exhibit 5.2

August 8, 2016

SM Energy Company

1775 Sherman Street, Suite 1200

Denver, Colorado 80203

Re:          Registration Statement on Form S-3 for SM Energy Company

Ladies and Gentlemen:

We have acted as counsel to SM Energy Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (Registration No. 333-203936) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 7, 2015 and as amended by Amendment No. 1 thereto, which was filed by the Company with the Commission on the date hereof (as so amended, the “Registration Statement”), relating to the proposed offer and sale under the Securities Act of 1933, as amended (the “Securities Act”), of (i) an unlimited amount of debt securities, in one or more series, consisting of notes or other evidences of indebtedness of the Company (the “Debt Securities”) and (ii) an indeterminate number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock” and, together with the Debt Securities, the “Securities”). The term “Common Stock” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

When the Registration Statement was initially filed, it included opinions covering the Debt Securities.  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with Common Stock to be issued pursuant to the Registration Statement. The Common Stock will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).

As the basis for the opinions hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the “DGCL”), corporate records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinions set forth below, including, but not limited to, the Registration Statement, the Prospectus, the Amended and Restated By-Laws of the Company, effective as of December 15, 2015 (the “By-Laws”), and the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on November 17, 1992, as amended by the Certificate of Amendment filed June 22, 1998, the Certificate of Amendment filed May 31, 2001, the Certificate of Amendment filed May 26, 2005, and the Certificate of Amendment filed June 1, 2010.

In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, or electronic or photostatic copies; (iv) that each individual signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) that each individual signing in a representative capacity any document reviewed by us had legal capacity to sign in such capacity; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement and the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein; and (viii) the accuracy, completeness and authenticity of certificates of public officials.

We have also assumed that (a) any execution and delivery by the Company of, and the performance by the Company of its obligations under, a Definitive Purchase Agreement (as defined below)  will not (i) violate, conflict with, result in a breach of, or require any consent under, the By-Laws, or other organizational documents of the Company or applicable laws with respect to the Company; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body having jurisdiction over the Company or any of its assets; or (iii) constitute a breach or violation of any agreement or instrument that is binding upon the Company, (b)  the Company has the legal capacity, power, and authority to enter into, deliver, and perform its obligations under a Definitive Purchase Agreement, and (c) each Definitive Purchase Agreement will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with the terms of each Definitive Purchase Agreement.  We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinions expressed below.  We have relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In connection with the opinions hereinafter expressed, we have assumed that:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with applicable law;

(ii) a Prospectus Supplement will comply with applicable law and have been prepared and filed with the Commission describing any Common Stock offered thereby at such time;

(iii) the Common Stock will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and any appropriate Prospectus Supplement;

(iv) all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of the Common Stock and any related documentation (including the execution (in the case of certificated Common Stock), delivery and performance of the Common Stock and any related documentation, as applicable, referred to in our opinion set forth below) shall have been duly completed and shall remain in full force and effect; and

(vi) a definitive underwriting, purchase, or other similar agreement (a “Definitive Purchase Agreement”) with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that with respect to the Common Stock, when (a)  the Board of Directors of the Company (the “Board”), or a duly constituted and acting pricing committee of such Board (the “Pricing Committee”), has taken all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof, and related matters, (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued), and (c) the Common Stock has been issued and delivered on behalf of the Company against payment therefor in accordance with a Definitive Purchase Agreement approved by the Board or the Pricing Committee, the Common Stock will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited in all respects to the DGCL and the federal laws of the United States of America, as in effect on the date hereof, and we express no opinion as to the laws of any other jurisdiction.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP